mobomo

MASTER SERVICES AGREEMENT

This Master Services Agreement ("Agreement"), which consists of this signature page, the attached General Terms and Conditions and all attachments hereto, is entered into between Mobomo, LLC ("**Service Provider**") and the Client identified below ("**Client**") and provides the terms under which Service Provider will provide services to Client. This Agreement will become effective when this signature page is executed by both Service Provider and Client (the "**Effective Date**"). Service Provider and Client may individually or collectively be called "Party" or "Parties".

RGS INFORMATION:

Administrative Contact:
Client Name: **RGS Energy**
Address: **110 16th Street, Ste 300, Denver, CO 80202**
Phone: 303-222-8300
E-Mail: Itpurchasing@rgsenergy.com

Point of Contact for Notices:
Name: **Thomas Mannik**
Title: **Controller**

Phone: 303-222-8354
E-mail: Thomas.mannik@rgsenergy.com

MOBOMO INFORMATION

Administrative Contact:
Name : ____________________
Title : ____________________
Phone : ____________________
E-Mail : ____________________

Point of Contact for Notices:
Name: ____________________
Title: ____________________
Phone: ____________________
E-Mail: ____________________

Effective Date: 5/23/17

The Parties, with full authority and right to bind their respective companies, have executed this Master Services Agreement as of the Effective Date. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

Mobomo, LLC

Signature: [signature]

Name: Brian Lacey

Title: CEO

RGS Energy

Signature: [signature]

Name: Alan Fine

Title: Principal Financial Officer

Mobomo, LLC
GENERAL TERMS AND CONDITIONS

1. DEFINITIONS

1.1. **"Confidential Information"** means all information relating to a Party's (including its parent, subsidiary and affiliate's) products, services, trade secrets, technical information, marketing plans, recruitment processes, customers, personnel information, financial data, proprietary information, business forecasts and strategies, transactions, computer programs, manuals, source code, object code, technical drawings and algorithms, supplier or potential supplier names, customer or potential customer names, business contacts, employee and contractor information, know-how, formulae, methods of doing business, proprietary processes, ideas, inventions, (whether patentable or not), schematics and other technical, business, Client and product development plans, forecasts, strategies and information), that is disclosed to a Party (the "**Receiving Party**") by the other Party (the "**Disclosing Party**") in any manner."

1.2. **"Change Order"** means a mutually agreed written amendment to a Statement of Work, which is executed and dated by the parties and effective from such date of execution.

1.3. "**Client Work Product**" means, collectively, all Deliverables (as defined below), exclusive of any Reserved Technologies embodied therein or practiced thereby.

1.4. "**Deliverables**" mean any preliminary, interim or final software program, item, material, report, system to be provided by Service Provider to Client under the terms and conditions of this Agreement. Deliverables shall also include source code pertaining to the items in this Section.

1.5. **"Intellectual Property Rights**" means all (i) copyrights and other rights associated with works of authorship, including without limitation all exclusive exploitation rights, moral rights and mask-works, (ii) trademarks, trade names, logos and service marks, (iii) trade secrets and know-how, (iv) patents, designs and algorithms, (v) all other intellectual property and proprietary rights of every kind and nature now or hereafter recognized in any country or jurisdiction in the world.

1.6. "**Pre-Existing Materials**" means any and all materials, information, inventions, methods, procedures, technology and know-how owned or developed by Service Provider prior to the Effective Date, which shall remain the exclusive property of Service Provider.

1.7. "**Reserved Technology**" means all (i) Pre-Existing Materials, (ii) technology developed by Service Provider outside the scope and independently of this Agreement.

1.8. "**Services**" means the services to be performed or, if in excess of what is described herein, which are actually performed by Service Provider under this Agreement.

1.9. **"Statement of Work"** means written work orders which contain terms including but not limited to requirements and specifications, delivery and performance schedules, fees and expenses, Deliverables, and Parties' technical points of contact for Services on an ongoing basis. Upon mutual, written acceptance of a work order by Parties, such work order will be a "Statement of Work or SOW".

2. PERFORMANCE OF SERVICES

2.1. **Performance of Services.** Service Provider will perform Services in accordance with the terms of this Agreement and each Statement of Work. Except as otherwise expressly set forth in a Statement of Work, Service Provider will provide, at its own expense, a place of work and all equipment and tools listed in Attachment A of the Statement of Work, necessary to complete services the Statement of Work.

2.2. **Client Cooperation**. Client acknowledges and agrees that performance of the Services shall be dependent on the timely completion of Client's responsibilities and obligations under this Agreement. Notwithstanding anything to the contrary herein, Client will be responsible for (i) allocating a resource to respond to Service Provider requests, (ii) providing Service Provider with instructions, information and data necessary for Service Provider to perform the Services, (iii)

participating in weekly project meetings, and (iii) the Client Responsibilities specified in the applicable Statement of Work.

2.3. **Changes to Services.**

2.3.1. **Change Proposals.** Upon the receipt of a proposal from Client to change the terms of a Statement of Work (a "**Change Proposal**"), Service Provider will promptly provide (a) an impact analysis of such Change Proposal and (b) its financial impact (if any) and (c) Service Provider's written acceptance or rejection of the proposal, which will not be effective as a modification to the Agreement or the SOW until a Change Order is signed by both parties. Client understands and agrees that Service Provider has no obligation to accept any Change Proposal materially altering the original terms and conditions of the Statement of Work or otherwise unreasonable.

2.3.2. **Change Orders.** If a Change Proposal is mutually agreed upon by Parties, it shall be signed by Parties in the form of a Change Order as defined in Section 1.2.

2.4. **Acceptance**. Client must report any issues with the Services by sending Service Provider, in the manner described in Section 9.6, a notice within seven (7) days of the performance of the Services. Services provided under this Agreement that are not the subject of a timely notice as set forth herein shall be deemed irrevocably accepted by Client and any claims related to such Services are forever waived by Client.

2.5. Suspension of Services. Service Provider may suspend Services under this Agreement or any Statement of Work during the period of time that payment for any invoice remains overdue and outstanding.

3. **COMPENSATION; FINANCIAL TERMS**

3.1. **Fees.** Subject to the terms and conditions of this Agreement, Client will pay Service Provider the fees specified in the Statement of Work ("**Fees**") for the Services provided. Service Provider's pricing and reimbursement policies are set forth in Exhibit A, as such Exhibit may be updated from time to time by Service Provider. Any changes to the procing policies shall apply only to SOWs signed after the effective date of such changes. The first installment of the Fee under this Agreement equivalent to an estimated first month's billing under a Statement of Work shall be due upon the execution of the Statement of Work and shall be adjusted against the last payment for Services under such Statement of Work. All other payments of Fees shall be in accordance with the invoicing schedule described in Section 3.3 below.

3.2. **Expenses.** Client shall reimburse Service Provider for expenses incurred, including reasonable travel expenses, in conjunction with the Services as set forth in Exhibit A or an applicable Statement of Work.

3.3. **Invoicing.** Unless otherwise expressly provided in the applicable Statement of Work, (a) Service Provider will submit invoices to Client on a monthly basis for Services performed during the applicable period, (b) payment to Service Provider of Fees will be due thirty (30) calendar days following Client's receipt of the invoice for such Fees. Receipt of invoices in the form of electronic mail (email) shall constitute Client's receipt of invoice on the date of the email.

3.4. **Payment.** Payment may be made either by bank wire transfer to Service Provider's bank in the United States of America or by bank draft made payable to Service Provider. In the case of payment by wire transfer, the wire instructions are as follows:
Bank Name:
Bank Location:
Bank account name: Mobomo, LLC
Routing No.:
Account No.:
Comments: [Please Reference Service Provider and Invoice Number]

3.5. **Taxes.** All amounts payable under this Agreement shall exclude all applicable sales, use and other taxes and all applicable export and import fees, customs duties and similar charges. Client will be responsible for payment of all such taxes (other than taxes based on Service Provider's income), fees, duties and charges, and any related

penalties and interest, arising from the payment of any fees under this Agreement or the delivery of any services under this Agreement. Client will make all payments required under this Agreement to Service Provider free and clear of, and without any reduction for, any withholding taxes. Any such taxes imposed on any payments to Service Provider under this Agreement will be Client's sole responsibility, and Client will, upon Service Provider's request, provide Service Provider with official receipts issued by the appropriate taxing authority, or such other evidence and Service Provider may reasonably request, to establish that such taxes have been paid.

3.6. **Late Payments; Interest.** Any outstanding balance of any fee or other amount payable under this Agreement unpaid when due will accrue interest at one percent (1.0%) per month or the maximum rate permitted by applicable law, whichever is less, from the due date until paid. Client acknowledges that late payments cause damages to Service Provider which are difficult and impractical to ascertain and that the above late charge is a reasonable estimate of such damages. Should Client become delinquent in payment of reasonably undisputed invoices, Client consents to the filing of a UCC-1 statement by Service Provider indicating a lien against all Client Intellectual Property assets pursuant to this Agreement to the extent of the unpaid invoices. Service Provider shall provide Client a notice of the filing once completed.

3.7. **Client Representation**. Client represents and covenants that it has the financial viability to fulfill its obligations under this Agreement. Service Provider reserves the right to request financial statements of Client no more than on a half yearly basis and with forty-five (45) days' notice.

3.8. **Changes to Fees.**

3.8.1. **Annual Review of Relationship.** Service Provider with sixty (60) days' notice to Client may (i) increase the billing rate by no more than five (5) % for inflation at each anniversary of this Agreement and additionally or (ii) increase rates in the event of promotion or seniority of any team member(s). The said adjustments shall be made by Service Provider upon each anniversary of the Effective Date. Such adjustments shall be made in a reasonable manner only and after mutual discussion as well as express consent of Client and upon the execution of a new Statement of Work. Client shall not withhold consent for annual adjustment unreasonably.

3.8.2. **Reduction of Billing.** If Client elects to reduce team size for any Statement of Work, Client shall provide a "ramp-down" Notice in writing to Service Provider at least two (2) weeks prior to the effective date of the reduction.

4. **CONFIDENTIALITY**

4.1. **Use and Disclosure.** During the term of this Agreement, each Receiving Party will (a) hold all Confidential Information of the Disclosing Party in strict trust and confidence, (b) refrain from using or permitting others to use such Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement, (c) refrain from disclosing or permitting others to disclose any such Confidential Information to any third party without obtaining the Disclosing Party's express prior written consent on a case-by-case basis, and (d) limit access to the Confidential Information to employees or agents of the Receiving Party who have a reasonable need to have such access in connection with the performance of the Services. To the extent a Party has disclosed information that constitutes a trade secret under law; the Receiving Party agrees to protect such trade secret for so long as the information qualifies as a trade secret under applicable law, notwithstanding the expiration of the foregoing.

4.2. **Exceptions.** The obligations set forth in Section 4.1 will not apply with respect to any particular information that: (a) the Receiving Party lawfully knew prior to the Disclosing Party's first disclosure to the Receiving Party, (b) a third party rightfully disclosed to the Receiving Party free of any confidentiality duties or obligations, (c) is, or through no fault of the Receiving Party has become, generally available to the public, or (d) is independently developed by the Receiving Party without use of or reference to the Disclosing Party's Confidential Information. Additionally, the

Receiving Party will be permitted to disclose Confidential Information to the extent that such disclosure is expressly approved in writing by the Disclosing Party, or is required by law or court order, provided that the Receiving Party immediately notifies the Disclosing Party in writing of such required disclosure and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure, including filing motions and otherwise making appearances before a court.

4.3. **Return.** Upon the Disclosing Party's request and upon any termination or expiration of this Agreement, the Receiving Party will promptly (a) return to the Disclosing Party or, if so directed by the Disclosing Party, destroy all tangible embodiments of the Confidential Information (in every form and medium), (b) permanently erase all electronic files containing or summarizing any Confidential Information, except to the extent Confidential Information is retained pursuant to the Receiving Party's data back-up processes, and (c) certify to the Disclosing Party in writing that the Receiving Party has fully complied with the foregoing obligations. Notwithstanding the foregoing, the Receiving Party may retain Confidential Information pursuant to its backup and archival procedures provided that such information is treated as Confidential Information as set forth in this Section, provided, however, that the Receiving Party may retain a copy of the Confidential Information for archival purposes so long as it continues to protect the archived copy as Confidential Information hereunder.

4.4. **Cooperation.** Each Receiving Party will notify and cooperate with the Disclosing Party in enforcing the Disclosing Party's rights if the Receiving Party becomes aware of a threatened or actual violation of the Disclosing Party's confidentiality requirements by a third party.

4.5. **Use of General Knowledge.** Nothing in this Agreement shall be construed to limit either Party's right to independently develop or acquire products without use of the other Party's Confidential Information either for itself or for third parties. Further, either Party shall be free to use for any purpose the general knowledge resulting from access to or work with such Confidential Information, provided that such Party shall maintain the confidentiality of such Confidential Information as provided herein. The term "general knowledge" means information in non-tangible form, which may be retained by a person who has had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. This Section 4.5 shall not be deemed to grant either Party a license under the other Party's copyrights or patents.

5. INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

5.1. **Ownership of Deliverables.** Upon payment to Service Provider of all Fees owed under this Agreement or a Statement of Work and subject to the terms and conditions of this Agreement, (i) ownership and all right, title and interest in and to all Client Work Product will be transferred to Client and (ii) all such Client Work Product shall be considered "works for hire," provided that, to the extent that any of the foregoing may not be deemed a "work for hire," or in the event that Client may not, by operation of law or otherwise, be deemed to own any such Client Work Product, Service Provider agrees to assign to Client, and to the extent permitted by applicable law does hereby assign to Client, all right, title and interest in and to such Client Work Product and all Intellectual Property Rights embodied therein or practiced thereby.

5.2. **Ownership of Client Materials.** Any and all technology, code, information or materials provided by Client to Service Provider in connection with Service Provider's performance of the Work, including, without limitation, product materials, product and business information of Client, and software programs (collectively, "**Client Materials**"), together with all Intellectual Property Rights therein, are and shall be owned by, and shall be the sole and exclusive property of, Client. Client hereby grants to Service Provider a worldwide, royalty-free, nonexclusive, limited license to use the Client Materials for the sole purpose of Service Provider's performance of the Work under this Agreement, such license to expire upon notice from

Client, termination of this Agreement or completion of the applicable SOW, whichever occurs first.

5.3. **Reserved Technologies.**

5.3.1. **License to Reserved Technologies.** Subject to the terms and conditions of this Agreement, Service Provider hereby grants to Client, under all of Service Provider's Intellectual Property Rights in the Reserved Technologies used in the Services provided under this Agreement, a non-exclusive, perpetual, irrevocable, worldwide, fully paid, royalty free license in and to all Reserved Technologies to the extent embodied in, practiced by and used in conjunction with any Deliverables provided under this Agreement. For sake of clarity, the foregoing license shall include the rights to use, reproduce, publicly display, publicly perform, distribute copies of, prepare derivative works based upon and, if applicable, to make, have made, offer to sell or rent, sell, rent, import and/or practice any and all such Reserved Technologies to the extent embodied in or practiced by any Deliverable provided under this Agreement, which rights shall be fully sub-licensable by Client in its discretion.

5.3.2. **Reservation of Certain Intellectual Property Rights.** Subject to the license granted by the preceding paragraph, Service Provider reserves all rights that are not expressly granted in this Agreement with respect to the Reserved Technologies and all Intellectual Property Rights associated with the Reserved Technologies. Client acknowledges that the foregoing license is strictly non-exclusive and that Service Provider may use the Reserved Technologies for any purpose in Service Provider's discretion.

6. **REPRESENTATIONS AND WARRANTIES**

6.1. **General.** Service Provider represents, warrants, and covenants that:

(a) Service Provider has full right, power, and authority to enter into and perform this Agreement without the consent of any third party, including the right to grant all licenses granted by Service Provider in this Agreement;

(b) Service Provider will comply with all laws, regulations, and ordinances applicable to Service Provider's performance of the Services and its other obligations under this Agreement,

(c) Service Provider will perform the Services under this Agreement in a timely, professional, and workmanlike manner,

(d) All Services will be rendered by professionals who possess the required qualifications to perform work outlined in the applicable Statement of Work.

6.2. **Disclaimer of Warranty.** EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 6.1 ABOVE, SERVICE PROVIDER MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND SERVICE PROVIDER SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IRRESPECTIVE OF ANY COURSE OF DEALING OR PERFORMANCE, CUSTOM OR USAGE OF TRADE. CLIENT SHALL BE SOLELY RESPONSIBLE FOR THE SELECTION, USE AND SUITABILITY OF THE SERVICES AND SERVICE PROVIDER SHALL HAVE NO LIABILITY THEREFOR.

6.3. **Essential Basis.** The parties acknowledge and agree that the disclaimers, exclusions and limitations of liability set forth in Sections 6 and 7 form an essential basis of this Agreement, and that, absent any of such disclaimers, exclusions or limitations of liability, the terms of this Agreement, including without limitation the economic terms, would be substantially different.

7. **LIMITATION OF LIABILITY**

7.1. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING OUT OF THIS AGREEMENT OR UNDER ANY STATUTE OR

LAW CONNECTED INDEPENDENTLY OF THIS AGREEMENT TO SUCH CAUSE OF ACTION. THIS LIMITATION UPON DAMAGES AND CLAIMS IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE.

7.2. NEITHER PARTY'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT, STATUTE OR OTHERWISE, WILL EXCEED THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO SERVICE PROVIDER DURING THE TWELVE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE CAUSE OF ACTION AROSE UNDER THE APPLICABLE STATEMENT OF WORK UNDER WHICH THE CAUSE OF ACTION AROSE.

7.3. ANY CLAIMS RELATED TO SERVICES PROVIDED UNDER THIS AGREEMENT THAT ARE NOT THE SUBJECT OF A DEFICIENCY NOTICE PROVIDED TO SERVICE PROVIDER WITHIN FIFTEEN (15) DAYS OF PERFORMANCE OF THE APPLICABLE SERVICES ARE FOREVER WAIVED BY CLIENT.

8. **TERMINATION**

8.1. **Termination at Will.** Either party may terminate this Agreement or any Statement of Work at any time with or without cause for its convenience, effective upon thirty (30) days' notice to the other party.

8.2. **Termination for Breach.** Either party may, at its option, terminate this Agreement in the event of a material breach by the other party that is not cured by the non-breaching party within thirty (30) days of receipt of notice of such breach, such notice to be delivered pursuant to Section 9.6 Notices, and to specify the breach or breaches on which such notice of termination is based. The breaching party will have the right to cure such breach or breaches within thirty (30) days of receipt of such notice, and this Agreement shall terminate in the event that such cure is not made within such thirty (30)-day period. The cure period for Client's breach of payment provision shall be five (5) calendar days. Client's failure to make any payments when due shall be considered a material breach.

8.3. **Effects of Termination.**

8.3.1. **Survival.** Sections 1, 4, 6, 7, 8.3 and 9 will survive any termination or expiration of this Agreement. Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination.

8.3.2. **Return of Client Property.** Upon termination of this Agreement or earlier as requested by Client, Service Provider will, provided Client has paid all fees owed under the Agreement, deliver to Client any and all documents, samples, and other materials in Service Provider's possession or control that contain, summarize, or disclose any Work Product (in whatever stage of development or completion) or any Intellectual Property provided by or on behalf of Client.

8.3.3. **Compensation.** Upon termination of this Agreement by Client without cause for its convenience, unless the Statement of Work expressly provides otherwise, Client will pay Service Provider fees for all work performed up through the effective date of termination and will reimburse Service Provider for related expenses incurred by Service Provider before the effective date of such termination.

9. **MISCELLANEOUS**

9.1. **Nonsolicitation.** During the Term of any Statement of Work and for a period of one year after its expiration or termination, Client agrees to not employ, or solicit or seek to employ, any employee, consultant, subcontractor or independent contractor of Service Provider who provided Services to Client under such Statement of Work, without the prior written consent of Service Provider. Upon breach of this Section 9.1 with respect to a particular employee, Client shall pay to Service Provider liquidated damages equal to the greater of: (a) fifty percent (50%) of such employee's annual hiring salary (converted to US Dollars), or twenty thousand dollars (US $20,000.00). Client agrees that this amount is reasonable estimate of the costs and expenses that Service

Provider has incurred in recruiting and maintaining the hired person.

9.2. **Independent Contractor Relationship.** Service Provider's relation to Client under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or shall be construed to create a partnership, joint venture, or employer-employee relationship between Client and any of Service Provider's employees or agents. Service Provider is not an agent of Client and is not authorized, and shall not represent to any third party that it is authorized to make any commitment or otherwise act on behalf of Client as its agent.

9.3. **Governing Law; Venue.** This Agreement is governed by the laws of the State of Maryland without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement. Client irrevocably consents to the personal jurisdiction of the state and federal courts located in Montgomery County, Maryland for any suit or action arising from or related to this Agreement, and waives any right Client may have to object to the venue of such courts.

9.4. **Severability.** If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

9.5. **Assignment.** This Agreement may not be assigned, delegated, or otherwise transferred, in whole or in part, by operation of law or otherwise, by either party without the other party's express prior written consent. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.

9.6. **Notices.** Each Party must deliver all notices, consents, and approvals required or permitted under this Agreement in writing to the other Party at the address listed on the signature page by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized overnight carrier. Notice will be effective upon receipt or refusal of delivery. Each Party may change its address for receipt of notice by giving notice of such change to the other Party. Mail that is not registered or certified, email messages, facsimiles or verbal communications shall not be considered "Notice" for the purpose of this Section.

9.7. **Force Majeure.** If either party's performance of any part of this Agreement, is prevented or delayed by a Force Majeure Event, that party will be excused from such performance to the extent it is necessarily prevented or delayed thereby. "**Force Majeure Event**" means an event beyond a party's reasonable control, including without limitation, fire, flood, war or riot, acts of civil or military authority (including governmental priorities), embargo, severe weather, power outages, strikes or labor disputes or labor shortages. Should a Force Majeure Event prevent Service Provider from providing Services under an SOW for more than thirty (30) day, Client may terminate the SOW and will only be responsible for the Services actually provided prior to the termination date.

9.8. **Promotion Rights.** Client and Service Provider acknowledge Service Provider, with the consent of Client may publicize its consulting relationship with Client for the purpose of marketing and promotion, including by issuing a press release indicating the relationship or by mentioning such relationship on the Service Provider website (in each case by disclosing Client's name, general information and/or a link to Client's website).

9.9. **Construction.** Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, "including" means "including without limitation." No rule of strict construction will be applied in the interpretation or construction of this Agreement. In the event of any conflict between this Agreement and a Statement of Work, this Agreement will control unless the Statement of Work expressly refers to the Parties' intent to alter the terms of this Agreement with respect to that Statement of Work.

9.10. **Waiver.** All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

9.11. **Entire Agreement; Amendments.** This Agreement is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the Parties. No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged.

9.12. **Use of Subcontractors.** Service Provider may perform certain of its tasks or duties under a Statement of Work using one or more consultants or subcontractors. Service Provider shall remain solely responsible for the performance of the Services in accordance with the terms hereof by such consultants or subcontractors.

[END OF GENERAL TERMS AND CONDITIONS]

EXHIBIT A:

Pricing Policies

This Exhibit describes Service Provider's pricing policy as applicable to Rates, Hardware and Software, Expenses and any other incidental items:

Hardware and Software: Non-standard and project-specific materials including software and hardware not listed in Attachment A will be invoiced to the Client. Prior authorization from Client will be obtained by Service Provider before incurring any such expense.

Expenses: Travel expenses will include Client pre-approved travel and Client pre-approved Per Diem Rates for other living expenses as described in a Statement of Work. Where a per diem is specified for expenses, per diem will be calculated based on number of days the employee travels to and from the location where Services are performed.

Pricing Policies: Each Agreement will set forth one or more of the following rates applicable to Services performed by Service Provider there under:

Monthly Rate: If a Statement of Work refers to a monthly rate and the employee is allocated to the Client on a full-time basis, invoices will not be adjusted for Paid Time Off (PTO). Hours will be tracked and reported but will not apply to the invoice value unless an individual is assigned to the project for a partial month. For work during a partial month, the monthly rate will be prorated by multiplying the monthly rate by the number of days actually worked divided by twenty standard work days (Monthly Rate * Days Worked / 20).

Weekly Rate: If a resource is assigned to a full-time project, a standard "Person Week" is any time worked over 40 hours at any location and will be invoiced as a full week.

Daily Rate: If a resource is assigned to a full-time project, a standard "Person Day" is any time worked over 4 hours at any location and will be invoiced as a full day. For example, some employees may be required to work flexible schedules whereby they work 15 hours one day and 5 hours the next to accommodate deadlines for the benefit of Client. Under this policy, Client will be invoiced for 2 days. Should the employee work 3 hours one day, that day will not be invoiced. Any time worked on a weekend or holiday will be billed as a normal working day. For the removal of doubt, in all instances an employee shall work for 40 hours a week.

Hourly Rate: If the Agreement anticipates a part-time resource, the Statement of Work should specify an Hourly Rate to be applied to all hours worked.

Other Policies

Compensatory Time Off: Service Provider encourages its employees to work flexible hours to manage their work flow. For example, employees may work on a weekend in order to complete the project on schedule and take compensatory time off with Client project

manager's approval. Clients will either be invoiced for the flex time worked on the weekend or compensatory time off, but not both.

Travel Time: Employees will be encouraged to travel on the weekends. If travel on weekends is possible, the Client will not be billed for travel time. If the employee is required to travel during week days, or is caused to miss work time, the Client will be billed accordingly.